EXHIBIT 23.2

CONSENT OF L.L. BRADFORD & COMPANY, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Post Effective Amendment No. 8 to this Registration Statement on Form S-1 of our reports dated March 29, 2013 and May 24, 2013, relating to the financial statements of U-Swirl, Inc. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC
Las Vegas, Nevada
February 28, 2014